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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                             --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

                         Chart House Enterprises, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                  33-0147725
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

   640 North LaSalle Street, Suite 295
          Chicago, Illinois                                  60610
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(Address of Principal Executive Offices)                   (Zip Code)


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instruction A.(c), check the following box.     [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.     [ ]

Securities Act registration statement file number to which this form relates:
333-57674
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

  Title of Each Class                  Name of Each Exchange on Which Each Class
  To Be So Registered                             Is To Be Registered
------------------------                          -------------------
Series A Preferred Stock,                       New York Stock Exchange
par value $1.00 per share

Securities to be registered pursuant to Section 12(g) of the Act:       None.

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        INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     Description of Registrant's Securities to Be Registered.

            A description of the Series A convertible redeemable preferred stock (the "Securities") of Chart House Enterprises, Inc. (the "Registrant") is contained in the prospectus constituting part of the Registrant's Registration Statement on Form S-2 (File No. 333-57674) relating to the Securities (the "Registration Statement"), which has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (such prospectus, in the form filed pursuant to Rule 424(b), being the "Prospectus"). The description of the Securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description have been filed with the New York Stock Exchange.

ITEM 2.              Exhibits

Exhibit No.          Description

       (1) Restated Certificate of Incorporation of Chart House Enterprises, Inc., as amended (filed as an exhibit to Chart House Enterprise, Inc.'s Registration Statement on Form S-1 dated August 27, 1987 or amendments thereto dated October 6, 1987 and October 14, 1987 (Registration No. 33-16795), and incorporated herein by reference).

       (2) Certificate of Amendment of Restated Certificate of Incorporation of Chart House Enterprises, Inc. (filed as an exhibit to Chart House Enterprise, Inc.'s Registration Statement on Form S-1 dated July 20, 1989 or amendment thereto dated August 25, 1989 (Registration No. 33-30089), and incorporated herein by reference).

       (3) Form of Certificate of Designations, Preferences and Rights of Series A Preferred Stock (filed as Exhibit 3.3 to the Registration Statement, and incorporated herein by reference).

       (4) Form of Series A Preferred Stock certificate (filed as Exhibit 4.2 to the Registration Statement, and incorporated herein by reference).

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CHART HOUSE ENTERPRISES, INC.


Date:  June 21, 2001                By:  /s/ Kenneth R. Posner
                                         -------------------------
                                         Kenneth R. Posner
                                         President, Chief Financial Officer and
                                         Secretary